Exhibit 3.11
CERTIFICATE OF INCORPORATION
OF

CERTIFICATE OF INCORPORATION
OF
MURCO DRILLING CORPORATION
* * * * *
     FIRST. The name of the corporation is MURCO DRILLING CORPORATION.
     SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is THE Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.
     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:
     To engage in the business of drilling, boring and sinking wells for the extraction and production of petroleum, gas and any other useful or valuable substances or products either for itself or for others through any type of contracts or arrangements deemed beneficial to the corporation, and to manufacture, acquire, own, use, maintain and operate drilling rigs, derricks, drills, bits, casing, pipe, explosives and any articles, materials, machinery, equipment and property used for or in connection with the said business of the corporation.
     To search, prospect and explore for petroleum and other oils, gas and any other useful or valuable substances or products; to drill for, remove, produce, acquire by purchase or otherwise, own, use, store, transport, refine, distill, manufacture, process, prepare for market, sell

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and otherwise dispose of petroleum and other oils, bitumens, bituminous substances of all kinds, vegetable substances, minerals and gases and all products, by-products and residual products thereof or therefrom; to drill, purchase, take, lease as leases and otherwise acquire, to own, use, maintain, develop, improve and operate, and to sell, convey, mortgage, pledge, lease as lessor and otherwise dispose of oil, gas and other wells and any articles, materials, machinery, equipment, structures or property used therefor or in connection therewith; and to engage in any trades, businesses and occupations necessary or convenient in connection with any business of the corporation or incidental, related or contributory thereto.
     To locate, purchase, lease, sub-lease, develop or otherwise acquire and to sell, mortgage, lease or otherwise dispose of lands or any interests in lands containing or believed to contain petroleum, oil or natural gas, or either of them, and to drill or prospect for or produce the same; to purchase, lease, or otherwise acquire, and to sell, mortgage or otherwise dispose of developed or producing oil and gas properties or the products of such oil or gas properties; to purchase, produce, refine, sell and distribute petroleum and all of the products and by-products thereof; to buy, sell or otherwise dispose of, and manufacture all kinds of illuminating, burning and heating oils, and gasoline, naphtha, lubricants, greases, waxes and all other products and byproducts of petroleum; to act as broker or agent for others in all of said acts.

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     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.
     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.
     To acquire, hold, use, sell, assign, lease, grant license, in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.
     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof

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to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.
     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.
     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.
     To loan to any person, firm or corporation any of its surplus funds, either with or without security.
     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.
     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire,

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hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the States, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.
     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.
     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

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     FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).
     SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES
R. E. Westover	Wilmington, Delaware

H. C. Broadt	Wilmington, Delaware

A. D. Atwell	Wilmington, Delaware
     SEVENTH. The corporation is to have perpetual existence.
     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:
     To make, alter or repeal the by-laws of the corporation.
     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.
     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the

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by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.
     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.
     TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisiors of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver

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or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
     ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.
     TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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     WE, THE UNDERSIGNED. being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 9th day of June A.D. 1958.

/s/ R. E. Westover	(SEAL)

/s/ H. C. Broadt	(SEAL)

/s/ A. D. Atwell	(SEAL)

STATE OF DELAWARE	)
	)	ss:
COUNTY OF NEW CASTLE	)
     BE IT REMEMBERED that on this 9th day of June A.D. 1958, personally came before me, a Notary Public for the State of Delaware, R. F. Westover, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.
     GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Harold E. Grantland Notary Public

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Exhibit 3.11
CERTIFICATE OF AMENDMENT
OF
MURCO DRILLING CORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * *
          MURCO DRILLING CORPORATION, a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY.
          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of MURCO DRILLING CORPORATION be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:
     “FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000); all of such shares shall be without par value.”
          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
          IN WITNESS WHEREOF, said MURCO DRILLING CORPORATION has caused this certificate to be signed by William T. Murphy III     its     President, and attested by Doris Jeter       , its       Secretary, this 14th day of February, 1973.

MURCO DRILLING CORPORATION
By:	/s/ William T. Murphy III
President

ATTEST:

/s/ Doris Jeter Secretary

CERTIFICATE OF AMENDMENT
OF
MURCO DRILLING CORPORATION

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
* * * * * *
          MURCO DRILLING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of MURCO DRILLING CORPORATION be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:
“FOURTH: The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.”
          SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of The General corporation Law of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.
          FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.
          IN WITNESS WHEREOF, said MURCO DRILLING CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by William T. Murphy III, its     President and Marlin Risinger Jr., its Secretary, this 14th day of June       , [ILLEGIBLE].

MURCO DRILLING CORPORATION
By:	/s/ William T. Murphy, III
William T. Murphy, III. President

By:	/s/ Marlin Risinger Jr.
Secretary

STATE OF LOUISIANA
SS:
PARISH OF CADDO
          BE IT REMEMBERED that on this 14th day of June A.D. 1967, personally came before           me Salome H. Erickson a Notary Public in and for the Parish and State aforesaid, William T. Murphy, III      President of MURCO DRILLING CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said William T. Murphy, III      as such            President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said     President and of the      Secretary of said corporation to said foregoing certificate are in the handwriting of the said      President and            Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.
          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

/s/ Salome H. Erickson
Notary public
SALOME H. ERICKSON [ILLEGIBLE]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 12/20/1991
913605145 – 524430
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MURCO DRILLING CORPORATION
          MURCO DRILLING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
          FIRST: That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution approving and adopting the following amendment to the Certificate of Incorporation of the Corporation:
RESOLVED, that the Certificate of Incorporation of MURCO DRILLING CORPORATION be amended by changing the Article thereof numbered “Fourth” so that, as amended, such Article shall read in its entirety as follows:
     FOURTH. (A) Authorized Capital Stock. The maximum number of shares that the corporation is authorized to have outstanding shall be sixteen thousand (16,000) shares, classified as follows:
(i)	Ten thousand (10,000) shares shall be Common Stock without par value (the “Common Stock”),

(ii)	Five thousand (5,000) shares shall be Class A Preferred Stock, of the par value of one thousand dollars ($1,000.00) per share (the “Class A Preferred Stock”), and

(iii)	One thousand (1,000) shares shall be Class B Preferred Stock, of the par value of one thousand dollars ($1,000.00) per share (the “Class B Preferred Stock”).
The voting powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions on, each class of capital stock of the Corporation shall be as set forth in this Article Fourth and as provided by law.
     (B) Dividends. (i) The holders of the outstanding shares of Class A Preferred Stock and Class B Preferred Stock shall be entitled to receive, out of the funds legally available for the payment thereof, cash dividends, whether declared by the Board of Directors or not, at the annual dividend rate for each particular class as herein provided, but no more, payable semi-annually on the last days of June and December of each year following the date of their issuance, unless otherwise provided herein (a “Payment Date”). With respect to each Payment Date, the dividend payable thereon shall be paid to the shareholders of record as of such date.

     (ii) Dividends shall accrue, whether or not they have been declared and whether or not there are earnings or funds legally available for the payment of such dividends, (a) from the date of issuance, on each share of Class B Preferred Stock at the rate of $40.00 per share per annum, and (b) from the first anniversary date of issuance, on each share of Class A Preferred Stock as follows:
(A)	at the rate of $40.00 per share per annum from such date until the Redemption Date (as hereinafter defined), and

(B)	if still outstanding after the Redemption Date, at the rate of $150.00 per share per annum from such date until the redemption of all of the outstanding Class A Preferred Stock.
Dividends upon each share of Class A Preferred Stock and Class B Preferred Stock shall be cumulative so that if at any time such dividends in respect to any previous year at the applicable rate per annum shall not have been paid on either the Class A Preferred Stock or the Class B Preferred Stock, the deficiency shall be fully paid on such shares before the Corporation makes any distributions to the holders of the Common Stock, all in accordance with the provisions hereof. The accumulations of dividends, however, shall not bear interest, whether or not payment of dividends is made on a Payment Date.
     (iii) The holders of the Class A Preferred Stock and Class B Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section B of Article Fourth.
     (iv) In no event, so long as any shares of Class A Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of Common Stock, nor shall any shares of Class B Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation.
     (v) Subject to the foregoing provisions of this Section B of Article Fourth, and the limitations prescribed therein, the Board of Directors may declare, out of any funds legally available therefor, dividends (payable in cash, shares or otherwise) upon the then outstanding shares of Common Stock, and no holders of the Class A Preferred Stock or the Class B Preferred Stock shall be entitled to share therein.
     (C) Liquidation Preferences. (i) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Class A Preferred Stock shall be subordinate to all claims of the Corporation’s creditors but otherwise entitled to receive out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share of Class A Preferred Stock, together with an amount equal to all accrued but unpaid dividends through that Payment Date falling on or immediately following the date that payment is made available to the holders of the Class A Preferred Stock, whichever is applicable, before any payment shall be made or any assets distributed to the holders of the Class B Preferred Stock or the holders of the Common Stock. Thereafter, the holders of the Class B Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution to shareholders, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share of Class B Preferred Stock, together with an amount equal to all accrued but unpaid dividends through that Payment Date falling on or immediately following the date that payment is made available to the holders of the Class B Preferred Stock, before any payment shall be made or any assets distributed to the holders of the Common Stock. Subject to all the rights of the holders of the Class A Preferred Stock and the holders of the Class B Preferred Stock as set forth above, the holders of the Common Stock shall be entitled to receive, ratably, all of the remaining assets of the Corporation, if any.
     (ii) If the assets of the Corporation are not sufficient to pay, in full, the liquidation payments payable to the holders of outstanding shares of the Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amount to which the holders of the outstanding shares of Class A Preferred Stock are entitled were paid in full.
     (iii) If, after payment to the holders of the Class A Preferred Stock, the remaining assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Class B Preferred Stock, then the holders of all such shares shall share ratably in such distribution of the remaining assets in accordance with the amount that would be payable on such distribution if the amount to which the holders of the outstanding shares of the Class B Preferred Stock are entitled were paid in full.
     (D) Redemption. (i) Provided that there are funds legally available therefor, at the option of the Board of Directors, outstanding shares of Class A Preferred Stock and Class B Preferred Stock may be redeemed at any time at a redemption price of $1,000.00 per share, plus all accrued but unpaid dividends through that Payment Date falling on or immediately following the redemption date of such shares, whichever is applicable (the “Redemption Price”), by the Corporation upon 30 days’ prior written notice to the holders thereof; provided, however, that prior to the redemption or repurchase of any shares of Class B Preferred Stock, all of the outstanding shares of Class A Preferred Stock shall have been redeemed at the Redemption Price set forth herein. Shares of Common Stock may be redeemed or repurchased pursuant to applicable law, but only after all of the outstanding shares of Class B Preferred Stock shall have been redeemed at the Redemption Price set forth herein.
     (ii) Provided that there are funds legally available for the redemption of all (or part) of the Class A Preferred Stock, all of the outstanding Class A Preferred Stock (or such portion thereof as may be redeemed by legally available funds) shall be redeemed no later than the third anniversary date of the issuance of the Class A Preferred Stock (the “Redemption Date”). If any of the outstanding Class A Preferred Stock remains unredeemed after the Redemption Date, then if and when funds, totalling the lesser of (x) $50,000 or (y) that amount necessary to redeem all of such remaining shares of Class A Preferred Stock at the Redemption Price, become legally available for the redemption of such shares, then no later than 5 days thereafter, the Corporation shall redeem that many full shares of Class A Preferred Stock that may be equal to such funds, until all of the outstanding shares of Class A Preferred Stock are redeemed.
     (iii) Each holder of a share of preferred stock to be redeemed, shall present and surrender its certificate or certificates representing such preferred stock to the Corporation at its principal place of business, and thereupon the Redemption Price of such preferred stock shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificate shall be cancelled. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption of any share of preferred stock, unless default is made in the payment of the Redemption Price, all rights of the holder of such stock as a shareholder of the Corporation, except the right to receive the Redemption Price, shall cease and terminate, and such preferred stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purposes whatsoever.
     (E) Voting Rights. Except as otherwise provided by law, neither the Class A Preferred Stock nor the Class B Preferred Stock shall have any voting power nor shall the holders of such preferred stock as such be entitled to notice of meetings of shareholders, all rights to vote and all voting power being vested exclusively in the holders of the Corporation’s Common Stock.
     (F) Transferability. The holders of either the Class A Preferred Stock or Class B Preferred Stock shall not transfer, assign, sell, convey, give, donate, alienate or otherwise dispose of any shares of such preferred stock without the prior written consent of the Corporation, which shall not be unreasonably withheld. Each transferee or assignee of, or successor in interest to, any shares of the Class A Preferred Stock or the Class B Preferred Stock shall be bound by the restrictions on the transferability of such shares of preferred stock set forth herein.
     (G) Preemptive Rights. The holders of either the Class A Preferred Stock or Class B Preferred Stock shall, in case of the proposed issuance by the Corporation of, or the proposed granting, by the Corporation of rights or options to purchase, its equity shares of any class or any shares of other securities convertible into or carrying rights or options to purchase, its equity shares of any class if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect or effectively dilute the then current percentage of equity holdings of such holders, have the right within 30 days’ written notice of such issuance to purchase such shares or other securities in such proportions as would, if such preemptive right were exercised, preserve the percentage of equity holdings of the holders at a price or prices not less favorable than the price or prices at which such shares or other securities are proposed to be offered for sale to others.
          SECOND: That the foregoing amendment has been consented to and approved by all of the shareholders of the Corporation entitled to vote on the matter, by unanimous written consent in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware and filed with the Corporation.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.
          IN WITNESS WHEREOF, MURCO DRILLING CORPORATION has caused this certificate to be signed by its duly authorized president and attested to by its secretary, this 19th day of December, 1991.

MURCO DRILLING CORPORATION
By:	/s/ Thomas H. Murphy
President

ATTEST:

By:	/s/ Doris E. Jeter Secretary
(7185e)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/20/1994
944008953 – 524430
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
MURCO DRILLING CORPORATION
          MURCO DRILLING CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:
          FIRST: That the Board of Directors of the Corporation, by unanimous written consent, adopted a resolution approving and adopting the following amendment to the Certificate of Incorporation of the Corporation:
RESOLVED, that the Certificate of Incorporation of MURCO DRILLING CORPORATION be amended by changing sections (B) and (D) of the Article thereof numbered “Fourth” so that, as amended, such Article shall read in its entirety as follows:
     FOURTH. (A) Authorized Capital Stock. The maximum number of shares that the corporation is authorized to have outstanding shall be sixteen thousand (16,000) shares, classified as follows:
(i)	Ten thousand (10,000) shares shall be Common Stock without par value (the “Common Stock”),

(ii)	Five thousand (5,000) shares shall be Class A Preferred Stock, of the par value of one thousand dollars ($1,000.00) per share (the “Class A Preferred Stock”), and

(iii)	One thousand (1,000) shares shall be Class B Preferred Stock, of the par value of one thousand dollars ($1,000.00) per share (the “Class B Preferred Stock”).
The voting powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions on, each class of capital stock of the Corporation shall be as set forth in this Article Fourth and as provided by law.
     (B) Dividends. (i) The holders of the outstanding shares of Class A Preferred Stock and Class B Preferred Stock shall be entitled to receive, out of the funds legally available for the payment thereof, cash dividends, whether declared by the Board of Directors or not, at the annual dividend rate for each particular class as herein provided, but no more, payable semi-annually on the last days of June and December of each year following the date of their issuance, unless otherwise provided herein (a “Payment Date”). With respect to each Payment Date, the dividend payable thereon shall be paid to the shareholders of record as of such date.
     (ii) Dividends shall accrue, whether or not they have been declared and whether or not there are earnings or funds legally available for the payment of such dividends, (a) from the date of issuance, on each share of Class B Preferred Stock at the rate of $40.00 per share per annum, and (b) from the first anniversary date of issuance, on each share of Class A Preferred Stock as follows:
(A)	at the rate of $40.00 per share per annum from such date through December 31, 1994;

(B)	at the rate of $80.00 per share per annum from January 1, 1995 through October 1, 1996; and

(C)	at the rate of $170.00 per share per annum from October 2, 1996 until the redemption of all of the outstanding Class A Preferred stock.
Dividends upon each share of Class A Preferred Stock and Class B Preferred Stock shall be cumulative so that if at any time such dividends in respect to any previous year at the applicable rate per annum shall not have been paid on either the class A Preferred Stock or the class B Preferred Stock, the deficiency shall be fully paid on such shares before the Corporation makes any distributions to the holders of the Common Stock, all in accordance with the provisions hereof. The accumulations of dividends, however, shall not bear interest, whether or not payment of dividends is made on a Payment Date.
     (iii) The holders of the Class A Preferred Stock and Class B Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Section B of Article Fourth.
     (iv) In no event, so long as any shares of Class A Preferred Stock shall be outstanding, shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on any shares of Common Stock, nor shall any shares of Class B Preferred Stock or Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation.
     (v) Subject to the foregoing provisions of this Section B of Article Fourth, and the limitations prescribed therein, the Board of Directors may declare, out of any funds legally available therefor, dividends (payable in cash, shares or otherwise) upon the then outstanding shares of Common Stock, and no holders of the Class A Preferred Stock or the Class B Preferred Stock shall be entitled to share therein.
     (C) Liquidation Preferences. (i) In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the class A Preferred Stock shall be subordinate to all claims of the Corporation’s creditors but otherwise entitled to receive out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share of Class A Preferred Stock, together with an amount equal to all accrued but unpaid dividends through that Payment Date falling on or immediately following the date that payment is made available to the holders of the Class A Preferred Stock, whichever is applicable, before any payment shall be made or any assets distributed to the holders of the Class B Preferred Stock or the holders of the Common Stock. Thereafter, the holders of the Class B Preferred Stock shall be entitled to receive out of the remaining assets of the Corporation available for distribution to shareholders, whether such assets are capital or surplus of any nature, an amount equal to $1,000.00 per share of Class B Preferred Stock, together with an amount equal to all accrued but unpaid dividends through that Payment Date falling on or immediately following the date that payment is made available to the holders of the class B Preferred Stock, before any payment shall be made or any assets distributed to the holders of the Common Stock. Subject to all the rights of the holders of the Class A Preferred Stock and the holders of the Class B Preferred Stock as set forth above, the holders of the Common Stock shall be entitled to receive, ratably, all of the remaining assets of the Corporation, if any.
     (ii) If the assets of the Corporation are not sufficient to pay, in full, the liquidation payments payable to the holders of outstanding shares of the Class A Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amount to which the holders of the outstanding shares of class A Preferred Stock are entitled were paid in full.
     (iii) If, after payment to the holders of the Class A Preferred Stock, the remaining assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the class B Preferred Stock, then the holders of all such shares shall share ratably in such distribution of the remaining assets in accordance with the amount that would be payable on such distribution if the amount to which the holders of the outstanding shares of the class B Preferred Stock are entitled were paid in full.
     (D) Redemption. (i) Provided that there are funds legally available therefor, at the option of the Board of Directors, outstanding shares of Class A Preferred Stock and Class B Preferred stock may be redeemed at any time at a redemption price of $1,000.00 per share, plus all accrued but unpaid dividends through that Payment Date falling on or immediately following the redemption date of such shares, whichever is applicable (the “Redemption Price”), by the Corporation upon 30 days’ prior written notice to the holders thereof; provided, however, that prior to the redemption or repurchase of any shares of Class B Preferred Stock, all of the outstanding shares of Class A Preferred Stock shall have been redeemed at the Redemption Price set forth herein. Shares of Common Stock may be redeemed or repurchased pursuant to applicable law, but only after all of the outstanding shares of Class B Preferred Stock shall have been redeemed at the Redemption Price set forth herein.
     (ii) Provided that there are funds legally available for the redemption of all (or part) of the Class A Preferred Stock, all of the outstanding Class A Preferred Stock (or such portion thereof as may be redeemed by legally available funds) shall be redeemed no later than October 1, 1996 (the “Redemption Date”). If any of the outstanding Class A Preferred Stock remains unredeemed after the Redemption Date, then if and when funds, totalling the lesser of (x) $50,000 or (y) that amount necessary to redeem all of such remaining shares of Class A Preferred Stock at the Redemption Price, become legally available for the redemption of such shares, then no later than 5 days thereafter, the Corporation shall redeem that many full shares of Class A Preferred Stock that may be equal to such funds, until all of the outstanding shares of Class A Preferred Stock are redeemed.
     (iii) Each holder of a share of preferred stock to be redeemed, shall present and surrender its certificate or certificates representing such preferred stock to the Corporation at its principal place of business, and thereupon the Redemption Price of such preferred stock shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and such surrendered certificate shall be cancelled. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption of any share of preferred stock, unless default is made in the payment of the Redemption Price, all rights of the holder of such stock as a shareholder of the Corporation, except the right to receive the Redemption Price, shall cease and terminate, and such preferred stock shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purposes whatsoever.
     (E) Voting Rights. Except as otherwise provided by law, neither the Class A Preferred Stock nor the class B Preferred Stock shall have any voting power nor shall the holders of such preferred stock as such be entitled to notice of meetings of shareholders, all rights to vote and all voting power being vested exclusively in the holders of the Corporation’s Common Stock.
     (F) Transferability. The holders of either the Class A Preferred Stock or Class B Preferred Stock shall not transfer,

assign, sell, convey, give, donate, alienate or otherwise dispose of any shares of such preferred stock without the prior written consent of the Corporation, which shall not be unreasonably withheld. Each transferee or assignee of, or successor in interest to, any shares of the class A Preferred Stock or the Class B Preferred Stock shall be bound by the restrictions on the transferability of such shares of preferred stock set forth herein.
     (G) Preemptive Rights. The holders of either the Class A Preferred Stock or Class B Preferred Stock shall, in case of the proposed issuance by the Corporation of, or the proposed granting, by the Corporation of rights or options to purchase, its equity shares of any class or any shares of other securities convertible into or carrying rights or options to purchase, its equity shares of any class if the issuance of the equity shares proposed to be issued or issuable upon exercise of such rights or options or upon conversion of such other securities would adversely affect or effectively dilute the then current percentage of equity holdings of such holders, have the right within 30 days’ written notice of such issuance to purchase such shares or other securities in such proportions as would, if such preemptive right were exercised, preserve the percentage of equity holdings of the holders at a price or prices not less favorable than the price or prices at which such shares or other securities are proposed to be offered for sale to others.
          SECOND: That the foregoing amendment has been consented to and approved by all of the shareholders of the Corporation entitled to vote on the matter, by unanimous written consent in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware and filed with the Corporation.
          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the state of Delaware.
          IN WITNESS WHEREOF, MURCO DRILLING CORPORATION has caused this certificate to be signed by its duly authorized president and attested to by its secretary, this 1st day of December, 1993.

MURCO DRILLING CORPORATION
By:	/s/ Thomas H. Murphy
Thomas H. Murphy
President

ATTEST:

By:	/s/ Doris E. Jeter Secretary
(9913.02)